Exhibit 5

[Kilpatrick Stockton LLP Logo]	Suite 2800 1100 Peachtree St. Atlanta GA 30309-4530 t 404 815 6500 f 404 815 6555 www.KilpatrickStockton.com
May 8, 2006
Aaron Rents, Inc.
309 E. Paces Ferry Road
Atlanta, Georgia 30305-2377
     Re: Registration Statement on Form S-3
Gentlemen:
     At your request, we have examined the Registration Statement to be filed by Aaron Rents, Inc. (the “Company”), a Georgia corporation, with the Securities and Exchange Commission on May 8, 2006 with respect to the registration under the Securities Act of 1933, as amended, of 4,600,000 shares of Common Stock, $0.50 par value per share, of the Company (the “Common Stock”), including 3,000,000 shares to be sold by the Company and 1,000,000 shares to be sold by a selling shareholder named in the Registration Statement (the “Selling Shareholder”) to the underwriters named in the Registration Statement (the “Underwriters”), for resale by them to the public, together with an additional 600,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company and the Selling Shareholder.
     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions herein expressed. Upon the basis of the foregoing, it is our opinion that:
     1. The shares of Common Stock to be sold by the Selling Shareholder as described in the Registration Statement are legally issued, fully paid and nonassessable.
     2. The shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, legally issued, fully paid and nonassessable.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

Yours truly, KILPATRICK STOCKTON LLP
By:	/s/ W. Benjamin Barkley
W. Benjamin Barkley, a Partner